Exhibit 10.13

AB ACQUISITION LLC

PHANTOM UNIT PLAN

AWARD AGREEMENT

This Award Agreement (this “Agreement”) is made and entered into as of [•] (the “Grant Date”), by and between AB Acquisition LLC, a Delaware limited liability company (the “Company”) and [•] (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the AB Acquisition LLC Phantom Unit Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Administrator has determined that it would be in the best interests of the Company and its members to grant the Participant the Phantom Units provided for herein pursuant to the Plan and the terms set forth herein, solely as an incentive and in consideration of future services to be rendered by the Participant to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Definitions.

“Change in Control” means the first to occur of any of the following events: (1) other than pursuant to a transaction described in clause (2) below, any one Person (the “New Beneficial Owner”) who is not an Investor becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then issued and outstanding securities of the Company or (2) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise (determined on a consolidated basis), to another Person (the “Asset Acquirer”) other than a transaction in which the survivor or transferee is a Person more than fifty percent (50%) controlled, directly or indirectly, by one or more Investors; provided that if the transaction described in this clause (2) is solely for equity securities of the survivor or transferee that is publicly traded, no Change in Control shall be deemed to occur until the Investors have collectively sold at least fifty percent (50%) of the equity securities acquired by them in the survivor or the transferee in such sale of assets, merger or other disposition.

“Equity Transaction” means a Change in Control in which the majority of the consideration paid by the New Beneficial Owner (as defined in the definition of Change in Control) or Asset Acquirer (as defined in the definition of Change in Control), as applicable, in connection with the transaction giving rise to such Change in Control is in the form of equity securities.

“Fiscal Year” means a fiscal year of the Company (excluding fiscal years of less than twelve (12) months).

“Incentive Unit” means a Series-2 Incentive Unit as defined in the LLC Agreement.

“IPO” means an initial public offering and sale of equity securities pursuant to an effective registration statement (other than on Form S-4, S-8 or their equivalents) filed under the Securities Act of 1933, as amended.

“Phantom Unit” means an unfunded right to receive an Incentive Unit in accordance with the terms and conditions of the Plan and Award Agreement.

“Purchase Notice” means the written notice from the Company to the Participant indicating its election to repurchase Incentive Units pursuant to Section 12(c).

“Incentive Unit” means a Series-2 Incentive Unit as defined in the LLC Agreement.

“Tax Bonus” means a bonus that may be paid pursuant to Section 8 and the terms of the Plan.

“Transaction Documents” means this Agreement, the Plan the instruments of accession to the Equityholders’ Agreement and the LLC Agreement.

“Vesting Date” means the last day of each Fiscal Year commencing with the Fiscal Year in which the Grant Date occurs.

“Unvested Phantom Units” means a Phantom Unit that is not a Vested Phantom Unit.

“Vested Phantom Unit” means a Phantom Unit that has vested in accordance with Sections 4 or 6(c) hereof.

2. Grant. Upon the terms and subject to the conditions set forth in this Agreement, on the Grant Date, the Company hereby grants to the Participant [•] Phantom Units.

3. Transfers of Incentive Units by the Participant. No Award nor any Incentive Unit issued by the Company and no right arising under such Award or Incentive Unit shall be transferable other than by will or by the laws of descent and distribution except in accordance with this Agreement, the Plan, the Equityholders’ Agreement and the LLC Agreement.

4. Vesting. Fifty percent (50%) of the Phantom Units granted pursuant to this Award Agreement shall vest based on the Participant’s continued employment (the “Time-Based Phantom Units”) and fifty percent (50%) of the Phantom Units granted pursuant to this Award Agreement shall vest based on the achievement of performance targets (the “Performance-Based Phantom Units”), as more fully described and except as provided below.

(a) Time-Based Vesting. The Time-Based Phantom Units shall vest with respect to [•] percent ([•]%) of the Time-Based Phantom Units on the first Vesting Date following the Grant Date and with respect to an additional [•] percent ([•]%) on each of the next [•] Vesting Dates, subject to the Participant’s continued employment with the Company and its Affiliates on each such Vesting Date, except as otherwise provided below.

(b) Performance-Based Vesting. The Performance-Based Phantom Units shall vest with respect to [•] percent ([•]%) of the Performance-Based Phantom Units on the first Vesting Date following the Grant Date and with respect to an additional [•] percent ([•]%) on each of the next [•] Vesting Dates, in each case, subject to (i) the Company’s attainment of performance targets established by the Administrator for the Fiscal Year in which such Vesting Date occurs (the “Performance Targets”) and (ii) except as otherwise provided in this Agreement, the Participant remaining employed by the Company and its Affiliates on each applicable Vesting Date. In the event the Company does not attain the Performance Targets for a Fiscal Year (a “Missed Year”) but, in a subsequent Fiscal Year ending prior to an IPO with respect to the Company’s equity securities or a Change in Control, the Company achieves, on a cumulative basis, the Performance Targets for such Missed Year in addition to the Performance Targets for such subsequent Fiscal Year, the Performance-Based Phantom Units that did not vest with respect to the Missed Year (in addition to the Performance-Based Phantom Units that otherwise are subject to vesting in such Fiscal Year) shall vest on the Vesting Date in such subsequent Fiscal Year. Following an IPO with respect to the Company’s equity securities or a Change in Control, the Performance Targets for any Missed Year shall no longer be achievable and the Performance-Based Phantom Units that did not become vested in a Missed Year and are Unvested Phantom Units immediately prior to the IPO or Change in Control shall be forfeited. All Performance-Based Phantom Units that have not vested as of the end of the Fiscal Year commencing in 201[•] shall terminate.

5. Attainment of Performance Targets Following IPO or Equity Transaction. Upon an IPO with respect to the Company’s equity securities or the consummation of an Equity Transaction, solely with respect to the Fiscal Year in which such IPO or consummation of an Equity Transaction occurs and each subsequent Fiscal Year (but not any Missed Year), the Performance Targets shall be deemed to have been attained and all Performance-Based Phantom Units, to the extent not previously forfeited or cancelled, shall vest and become Vested Phantom Units based solely on the Participant’s continued employment through the applicable Vesting Date.

6. Termination of Employment.

(a) Unvested Phantom Units. Except as provided in Section 6(c), in the event that the Participant’s employment with the Company and its Affiliates terminates for any reason, the Participant’s Unvested Phantom Units shall be immediately forfeited, without the payment of consideration.

(b) Vested Phantom Units. In the event that the Participant’s employment with the Company and its Affiliates is terminated by the Company or its Affiliates for Cause, the Participant’s Unvested Phantom Units and Vested Phantom Units and any Incentive Units delivered with respect to Vested Phantom Units shall be immediately forfeited without the payment of consideration.

(c) Accelerated Vesting of Time-Based Phantom Units and Performance-Based Phantom Units upon Termination Following IPO or Change in Control. If, following an IPO with respect to the Company’s equity securities or a Change in Control, the Participant’s employment with the Company and its Affiliates is terminated due to the Participant’s death or Disability or by the Company without Cause, all Unvested Phantom Units, whether Time-Based Phantom Units or Performance-Based Phantom Units, to the extent not previously forfeited or cancelled, shall become Vested Phantom Units.

7. Award Settlement. The Company shall deliver to the Participant (or in the event of the Participant’s prior death, the Participant’s beneficiary), one Incentive Unit for each such outstanding Unvested Phantom Unit that becomes a Vested Phantom Unit in accordance with this Award Agreement. Delivery of such Incentive Units shall be made as soon as reasonably practicable following the applicable Vesting Date or, if Section 6(c) applies, the Participant’s termination of employment, but in no event later than the earlier of the 15th day of the third month following the end of the calendar year in which Unvested Phantom Units became Vested Phantom Units or the 15th day of the third month following the end of the first taxable year of the Company in which the Unvested Phantom Units became Vested Phantom Units.

8. Bonus. Coincident with, or as soon as reasonably practicable following, the Company’s delivery of Incentive Units to a Participant, the Company shall pay to the Participant a Tax Bonus in an amount equal to four percent (4%) of the Fair Market Value of the Incentive Units then being delivered to the Participant. The Tax Bonus shall be paid to the Participant in cash, Incentive Units or a combination thereof, in the Administrator’s sole discretion, not later than the latest date on which the Incentive Units to which the Tax Bonus relates may be delivered pursuant to Section 7. No Tax Bonus shall be paid, and the Participant shall forfeit any right to any Tax Bonus, with respect to any Unvested Phantom Unit or Vested Phantom Unit that is forfeited by the Participant.

9. Representations and Warranties of the Participant. The Participant hereby represents and warrants to the Company as follows:

(a) The Participant’s execution, delivery and performance of the Transaction Documents do not and will not (i) result in a violation of any applicable law, statute, rule or regulation or order, injunction, judgment or decree of any court or other governmental or regulatory authority to which the Participant is bound or subject, (ii) conflict with, or result in a breach of the terms, conditions or provisions of, constitute (or, with due notice or lapse of time or both, would constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Participant or any of his or her properties or assets are bound, or (iii) require any authorization, consent, approval, exemption or other action by or notice to any third party. The Transaction Documents have been duly executed and delivered by the Participant and upon due execution and delivery by the Company will constitute the legal, valid and binding obligations of the Participant enforceable against the Participant in accordance with their terms, except as the enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general or by general principles of equity.

(b) The Participant understands that the Incentive Units being purchased are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, are being offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in a private placement that is exempt from the registration provisions of the Securities Act and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in limited circumstances. The Participant understands that the Participant must bear the economic risk of the acquisition of the Incentive Units made in connection herewith for an indefinite period of time because, among other reasons, the Incentive Units have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of certain states or an exemption from such registration is available.

(c) The Participant understands that the Award and the Incentive Units that may be delivered in respect of the Award are subject to this Agreement, the Plan, the LLC Agreement and the Equityholders’ Agreement.

(d) The Participant is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act or, to the extent the Participant is not an “accredited investor,” another exemption from registration under the Securities Act applies to the Participant’s acquisition and holding of Incentive Units hereunder.

10. Representation and Warranty of the Company. The Company hereby represents and warrants to the Participant that the Company is a limited liability company, duly formed and in good standing under the laws of the State of Delaware. The Company has all requisite limited liability company power and authority to execute, deliver and carry out the transactions contemplated by the Transaction Documents, and to issue and deliver the Incentive Units.

11. Conditions. The obligations of the Participant and the Company pursuant to this Agreement shall be subject to satisfaction of the following conditions on the Grant Date:

(a) The representations and warranties of each of the other parties under this Agreement shall be true, complete and correct at and as of the Grant Date.

(b) No governmental body or any other person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated under any of the Transaction Documents, nor shall any such order, injunction, judgment, decree, ruling or assessment be pending or, to the Company’s or the Participant’s knowledge, threatened.

12. Repurchase Right.

(a) At any time within (120) days following the Participant’s termination of employment or services for any reason, prior to an IPO with respect to the Company’s equity securities or a Change in Control, the Company shall have the right, but not the obligation, to purchase from the Participant and to cause the Participant to sell, all or any portion of the Participant’s Vested Phantom Units (if prior to the date specified in Section 7) and Incentive Units (including Incentive Units held by the Participant that derived from a Tax Bonus) held by the Participant for an amount equal to the Fair Market Value thereof. Any amount set forth in this Section 12 shall be payable in cash in a lump sum upon the closing of the repurchase.

(b) If the Company does not exercise its right to repurchase pursuant to this Section 12, the Investors shall have the right, for a period of 30 calendar days after the expiration of the applicable (120) day period set forth above, to repurchase the Vested Phantom Units (if prior to the date specified in Section 7) and Incentive Units upon the terms and conditions set forth in this Section 12.

(c) Upon the Participant’s termination of employment or services, the Company or the Investors may exercise its election to purchase the Vested Phantom Units (if prior to the date specified in Section 7) and Incentive Units, by sending a Purchase Notice to the Participant, within the applicable time periods specified above. The Purchase Notice shall disclose the Fair Market Value of the applicable Vested Phantom Units and Incentive Units. The Company or the Investors and the Participant shall consummate such purchase on a date to be jointly determined by the Company or the Investors and the Participant (not later than thirty (30) calendar days after the delivery of the Purchase Notice) by delivery by the Participant of certificates representing the Incentive Units to be repurchased, if any, together with delivery by the Company or the Investors of the purchase price of the Vested Phantom Units and Incentive Units by wire transfer.

13. Taxes. The Company shall withhold the amount of any required Federal, state, local and other taxes applicable to any Award; provided that, notwithstanding any provision of this Agreement or the Plan to the contrary, the Company shall satisfy its tax withholding obligations with respect to the delivery of Incentive Units to the Participant by withholding the number of Incentive Units that have a total Fair Market Value, on the date of delivery, equal to the total required amount of the tax withholding obligations.

14. General.

(a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of each of the parties hereto.

(b) Notices. All notices and other communications provided for or permitted hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by facsimile, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee as follows:

(1) If to the Company, to:

AB Acquisition LLC

250 Parkcenter Blvd

Boise, ID 83706

Attention: Senior Vice President, Human Resources & Public Affairs

Telephone: (208) 395-5785

With copies to: General Counsel

(2) If to the Participant, to the address listed in the personnel records of the Company.

All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery or delivery by confirmed facsimile, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day and (iii) in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns. The Participant may not assign any of its rights or obligations under this Agreement without the prior written consent of the Company.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

(e) Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (iv) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (v) “or” is not exclusive; and (vi) provisions apply to successive events and transactions.

(f) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(g) Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal laws of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(h) Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the non-exclusive jurisdiction of any federal or state court within the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 14(b) shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any federal or state court in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(i) Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF. THE PARTIES HERETO AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

(j) Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in any federal or state court located in the State of Delaware, or, in the event such courts shall not have jurisdiction of such action, in any court of the United States or any state thereof having subject matter jurisdiction of such action.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to such subject matter.

(l) Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(m) Construction. The Company and the Participant acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Participant.

(n) Funding. No provision of the Plan or this Agreement shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Until delivery of Incentive Units to a Participant, a Participant shall have no rights under this Agreement or the Plan other than as unsecured general creditors of the Company, except that insofar as the Participant may have become entitled to payment of additional compensation by performance of services, the Participant shall have the same rights as other employees under general law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AB ACQUISITION LLC

By:
Name:
Title:

PARTICIPANT:
Name:
Address: